                                    SECOND
           REVISION OF FUNDAMENTAL AGREEMENTS AND CONTRACTS BETWEEN
                 BARUDAN COMPANY, LTD., BARUDAN AMERICA, INC.
                       AND MACPHERSON MEISTERGRAM, INC.

      This Second Amendment is to serve as a confirmation, amendment and revision of: (i) the Agreement dated November 7, 1985 between and among BARUDAN COMPANY, LTD., BARUDAN AMERICA, INC. and BARUDAN COMPANY, LTD., and (ii) Amendment to said Agreement dated June 1, 1994 between and among BARUDAN COMPANY, LTD., BARUDAN AMERICA, INC., MACPHERSON, INC., MACPHERSON MONOGRAM, INC. and MEISTERGRAM, INC., the Agreement as amended by the Amendment collectively (the "Distribution Agreement").

                                   RECITALS

      A. The parties hereto acknowledge and agree that Macpherson, Inc., Macpherson Monogram, Inc. and Meistergram, Inc. were consolidated on or about December 31, 1994, and the single successor entity is known as "Macpherson Meistergram, Inc.".

      B. Neil Macpherson, the principal shareholder of Macpherson Meistergram, Inc. and all other shareholders of Macpherson Meistergram, Inc. have reached an agreement in principle to sell the Macpherson Meistergram, Inc. company to Willcox & Gibbs, Inc. The agreement in principle is subject to, among other things, the execution of a formal legally binding agreement (the "Sale Agreement") and the execution of this Second Amendment to the Distribution Agreement.

      C. Barudan Company, Ltd. and Barudan America, Inc. and Macpherson Meistergram, Inc. have agreed to make certain amendments and revisions to the Distribution Agreement, as set forth herein, effective upon the closing under the Sale Agreement (the "Effective Date").

      NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. CONSENT TO CHANGE IN OWNERSHIP. The Distribution Agreement as amended by this Second Amendment shall continue in full force and effect notwithstanding the sale of the Macpherson Meistergram, Inc. company to Willcox & Gibbs, Inc. by Neil Macpherson and the other shareholders.

      2. DISCOUNTED PRICING. For a period of one (1) year, commencing with the Effective Date, the prices charged by Tekmatex, Inc., Barudan America, Inc. and/or Barudan Company, Ltd. to Macpherson Meistergram, Inc. (or any of its subsidiaries) under the Distribution Agreement, shall be at the yen and dollar amounts set forth on the price list annexed hereto as Exhibit A. After such one (1) year period, Tekmatex, Inc., Barudan America, Inc. and/or Barudan Company, Ltd. will use their best efforts to maintain pricing which shall enable Macpherson Meistergram, Inc. to achieve on a comparable basis the gross profit margins achieved from the price list annexed hereto as Exhibit A during the one (1) year period.

      3. CREDIT TERMS. Tekmatex, Inc., Barudan America, Inc. and/or Barudan Company, Ltd. shall be paid by Macpherson Meistergram, Inc. for all products which are purchased under the Distribution Agreement, within sixty (60) days following the date of invoice by Tekmatex, Inc., Barudan America, Inc. and/or Barudan Company, Ltd. However, in each case, the date of the invoice shall not be earlier than the date of shipment of the product(s) referred to in such invoice.

      4. INVESTMENT IN MACPHERSON MEISTERGRAM. Willcox & Gibbs, Inc. will purchase sufficient common stock of Macpherson Meistergram, Inc. at the Closing to enable Macpherson Meistergram, Inc. to repay all debts for borrowed money and reduce the accounts payable to Tekmatex, Inc. to no more than 60 days outstanding. It is intended that the investment will approximate $16 million.

      5. FORMATION OF LEASING COMPANY. Willcox & Gibbs, Inc. will form a wholly owned leasing subsidiary with an initial capitalization of $5 million within 90 days of the Closing.

      6. EFFECTIVE DATE. This Second Amendment to the Distribution Agreement shall be effective upon the Effective Date, namely the Closing under the Sale Agreement.

      7. ELIMINATION OF GEOFFREY E. MACPHERSON, LTD. The Fundamental Agreements dated September 1, 1981 and October 1, 1986, reference "Geoffrey E. Macpherson, Ltd." of Nottingham, England as a party to such Fundamental Agreements. Geoffrey
E. Macpherson, Ltd. no longer has a relationship with Macpherson Meistergram, Inc. or with the Distribution Agreement. Therefore, the aforesaid Fundamental Agreements are specifically modified and amended to eliminate all name and subject matter references to Geoffrey E. Macpherson, Ltd.

      8. BINDING AGREEMENT. This Second Amendment is agreed to by the parties hereto and shall be binding on the parties hereto, and their successors and assigns.

      9. FURTHER AMENDMENTS AND REVISIONS. This Second Amendment may not be amended, changed or revised without the mutual written consent of all parties to this Second Amendment.

      10. CONTINUATION OF DISTRIBUTION AGREEMENT. Except as specifically amended hereby, the terms and conditions of the Distribution Agreement shall continue in full force and effect.

The parties hereto acknowledge, represent and agree that as of the date hereof there exists no defaults on the part of any party to the Distribution Agreement.


WILLCOX & GIBBS, INC.                     MACPHERSON MEISTERGRAM, INC.



By: /s/ John K. Ziegler                   By: /s/ Neil Macpherson
    ---------------------------               -----------------------------
    MR. JOHN K. ZIEGLER                       MR. NEIL MACPHERSON
    Chief Executive Officer                   Chief Executive Officer



                                          BARUDAN COMPANY, LTD.



                                          By: /s/ Yoshio Shibata
                                              -----------------------------
                                              MR. YOSHIO SHIBATA
                                              President



                                          BARUDAN AMERICA, INC.



                                          By: /s/ Tetsuji Yamaue
                                              -----------------------------
                                              MR. TETSUJI YAMAUE
                                              President

Accepted and Agreed:


TEKMATEX, INC.



By: /s/ Yoichi Ishii
    -----------------------------------
    MR. YOICHI ISHII
    President


MARUBENI TEKMATEX, INTERNATIONAL, LTD.



By: /s/ Shozo Wani
    -----------------------------------
    MR. SHOZO WANI
    President

                                  EXHIBIT A


                 PRICE LIST FOR BARUDAN COMPANY, LTD. (JAPAN)
                        BARUDAN AMERICA, INC. (U.S.A.)
                                     AND
                                TEKMATEX, INC.


                                (See Attached)